Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Operating Information
Number of Communities			124	122
Number of Sites			23,428	23,009
Rental and Related Income	$36,358	$32,948	$105,767	$94,980
Community Operating Expenses	$16,245	$15,772	$47,191	$45,886
Community NOI	$20,113	$17,176	$58,576	$49,094
Expense Ratio	44.7%	47.5%	44.6%	47.8%
Sales of Manufactured Homes	$6,765	$4,382	$15,013	$13,867
Number of Homes Sold	108	71	252	230
Number of Rentals Added	317	432	684	768
Net Income (Loss) (1)	$(1,767)	$12,433	$(18,190)	$24,219
Net Income (Loss) Attributable to Common Shareholders (1)(2)	$(12,747)	$5,622	$(45,350)	$5,999
Adjusted EBITDA	$20,081	$17,078	$58,145	$49,319
FFO Attributable to Common Shareholders	$4,515	$5,805	$17,739	$17,567
Normalized FFO Attributable to Common Shareholders	$7,386	$6,011	$20,610	$18,148

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	41,421	40,513	41,275	39,592
Diluted	41,421	40,754	41,275	39,830
Net Income (Loss) Attributable to Common Shareholders per Share (1)(2) – Basic and Diluted	$(0.31)	$0.14	$(1.10)	$0.15
FFO per Share(2) – Basic and Diluted	$0.11	$0.14	$0.43	$0.44
Normalized FFO per Share – Basic and Diluted	$0.18	$0.15	$0.50	$0.46
Dividends per Common Share	$0.18	$0.18	$0.54	$0.54

Balance Sheet
Total Assets			$1,094,744	$1,010,152
Total Liabilities			$629,801	$473,518

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$506,959	$451,965
Equity Market Capitalization			$563,626	$574,617
Series B Preferred Stock			$-0-	$95,030
Series C Preferred Stock			$247,100	$243,750
Series D Preferred Stock			$135,589	$50,000
Total Market Capitalization			$1,453,274	$1,415,362

(1)	Includes increase (decrease) in fair value of marketable securities.
(2)	Includes charge associated with redemption of preferred stock.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$73,436	$72,459
Site and Land Improvements	639,519	618,041
Buildings and Improvements	27,584	27,380
Rental Homes and Accessories	338,887	297,401
Total Investment Property	1,079,426	1,015,281
Equipment and Vehicles	22,030	21,145
Total Investment Property and Equipment	1,101,456	1,036,426
Accumulated Depreciation	(262,524)	(232,783)
Net Investment Property and Equipment	838,932	803,643

Other Assets
Cash and Cash Equivalents	54,666	12,902
Marketable Securities at Fair Value	85,161	116,186
Inventory of Manufactured Homes	27,063	31,967
Notes and Other Receivables, net	44,603	37,995
Prepaid Expenses and Other Assets	19,355	10,762
Land Development Costs	24,964	11,998
Total Other Assets	255,812	221,810

TOTAL ASSETS	$1,094,744	$1,025,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$472,376	$373,658
Other Liabilities
Accounts Payable	5,746	4,572
Loans Payable, net of Unamortized Debt Issuance Costs	34,583	83,686
Series B Preferred Stock Called for Redemption	95,017	-0-
Accrued Liabilities and Deposits	14,682	10,575
Tenant Security Deposits	7,397	6,623
Total Other Liabilities	157,425	105,456
Total Liabilities	629,801	479,114

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B – 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 4,000 shares authorized; 3,801 shares issued and outstanding as of December 31, 2019	-0-	95,030
Series C – 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 13,750 shares authorized; 9,884 and 9,750 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	247,100	243,750
Series D – 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 9,300 and 6,000 shares authorized; 5,424 and 2,651 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	135,589	66,268
Common Stock – $0.10 par value per share: 140,364 and 123,664 shares authorized; 41,627 and 41,130 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	4,163	4,113
Excess Stock – $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of September 30, 2020 and December 31, 2019	-0-	-0-
Additional Paid-In Capital	103,455	162,542
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	464,943	546,339

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,094,744	$1,025,453

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
INCOME:
Rental and Related Income	$36,358	$32,948	$105,767	$94,980
Sales of Manufactured Homes	6,765	4,382	15,013	13,867
TOTAL INCOME	43,123	37,330	120,780	108,847

EXPENSES:
Community Operating Expenses	16,245	15,772	47,191	45,886
Cost of Sales of Manufactured Homes	4,695	3,271	10,713	10,117
Selling Expenses	1,381	1,375	3,757	3,803
General and Administrative Expenses	2,934	2,579	8,262	7,910
Depreciation Expense	10,492	9,390	30,991	27,010
TOTAL EXPENSES	35,747	32,387	100,914	94,726

OTHER INCOME (EXPENSE):
Interest Income	736	650	2,144	1,787
Dividend Income	1,183	1,858	4,481	5,734
Increase (Decrease) in Fair Value of Marketable Securities	(6,739)	9,234	(31,921)	15,478
Other Income	232	171	561	424
Interest Expense	(4,524)	(4,396)	(13,144)	(13,289)
TOTAL OTHER INCOME (EXPENSE)	(9,112)	7,517	(37,879)	10,134

Income (Loss) before Loss on Sales of Investment Property and Equipment	(1,736)	12,460	(18,013)	24,255
Loss on Sales of Investment Property and Equipment	(31)	(27)	(177)	(36)
NET INCOME (LOSS)	(1,767)	12,433	(18,190)	24,219

Less: Preferred Dividends	(8,109)	(6,811)	(24,289)	(18,220)
Less: Redemption of Preferred Stock	(2,871)	-0-	(2,871)	-0-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,747)	$5,622	$(45,350)	$5,999

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Nine Months Ended
	9/30/2020	9/30/2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(18,190)	$24,219
Non-Cash Items Included in Net Income (Loss):
Depreciation	30,991	27,010
Amortization of Financing Costs	654	559
Stock Compensation Expense	1,104	1,492
Provision for Uncollectible Notes and Other Receivables	1,056	972
(Increase) Decrease in Fair Value of Marketable Securities	31,921	(15,478)
Loss on Sales of Investment Property and Equipment	177	36
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	4,904	(6,812)
Notes and Other Receivables	(7,664)	(6,748)
Prepaid Expenses and Other Assets	(666)	(3,814)
Accounts Payable	1,174	1,142
Accrued Liabilities and Deposits	4,106	2,529
Tenant Security Deposits	774	755
Net Cash Provided by Operating Activities	50,341	25,862

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages assumed	(6,274)	(37,308)
Purchase of Investment Property and Equipment	(59,427)	(49,344)
Proceeds from Sales of Investment Property and Equipment	1,919	2,129
Additions to Land Development Costs	(12,966)	(13,731)
Purchase of Marketable Securities	(896)	(1,364)
Net Cash Used in Investing Activities	(77,644)	(99,618)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of mortgages assumed	105,984	44,850
Net Payments from Short Term Borrowings	(49,191)	(31,576)
Principal Payments of Mortgages	(6,579)	(19,567)
Financing Costs on Debt	(3,927)	(787)
Proceeds from At-The-Market Preferred Equity Program, net of Offering Costs	71,473	-0-
Proceeds from Issuance of Preferred Stock, net of Offering Costs	-0-	96,688
Proceeds from At-The-Market Common Stock Program, net of Offering Costs	1,477	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	3,225	23,579
Repurchase of Preferred Stock, net	(12)	(237)
Repurchase of Common Stock, net	(1,830)	-0-
Proceeds from Exercise of Stock Options	622	764
Preferred Dividends Paid	(24,289)	(18,745)
Common Dividends Paid, net of Dividend Reinvestments	(19,959)	(15,823)
Net Cash Provided by Financing Activities	76,994	79,146

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	49,691	5,390
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,996	12,777
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$68,687	18,167

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$(1,767)	$12,433	$(18,190)	$24,219
Interest Expense	4,524	4,396	13,144	13,289
Franchise Taxes	93	93	279	279
Depreciation Expense	10,492	9,390	30,991	27,010
(Increase) Decrease in Fair Value of Marketable Securities	6,739	(9,234)	31,921	(15,478)

Adjusted EBITDA	$20,081	$17,078	$58,145	$49,319

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$(12,747)	$5,622	$(45,350)	$5,999
Depreciation Expense	10,492	9,390	30,991	27,010
Loss on Sales of Property and Equipment	31	27	177	36
(Increase) Decrease in Fair Value of Marketable Securities	6,739	(9,234)	31,921	(15,478)

Funds from Operations (“FFO”)	4,515	5,805	17,739	17,567

Adjustments:
Redemption of Preferred Stock	2,871	-0-	2,871	-0-
Non-Recurring Expenses (1)	-0-	206	-0-	581

Normalized Funds from Operations (“Normalized FFO”)	$7,386	$6,011	$20,610	$18,148

(1) Consists of utility billing dispute over a prior 10-year period ($375,000), emergency windstorm tree removal expenses in two adjacent communities ($126,000) and costs associated with acquisitions not completed ($80,000) in 2019.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Nine Months Ended				Year Ended
	9/30/2020		9/30/2019		12/31/2019
Shares Outstanding	41,627		40,811		41,130
Market Price Per Share	$13.54		$14.08		$15.73
Equity Market Capitalization	$563,626		$574,617		$646,976
Total Debt	506,959		451,965		457,344
Preferred	382,689		388,780		405,048
Total Market Capitalization	$1,453,274		$1,415,362		$1,509,368

Total Debt	$506,959		$451,965		$457,344
Less: Cash and Cash Equivalents	(54,666)		(11,111)		(12,902)
Net Debt	452,293		440,854		444,442
Less: Marketable Securities at Fair Value (“Securities”)	(85,161)		(116,437)		(116,186)
Net Debt Less Securities	$367,132		$324,417		$328,256

Interest Expense	$13,144		$13,289		$17,805
Capitalized Interest	896		1,017		1,498
Preferred Dividends	24,289		18,220		25,184
Total Fixed Charges	$38,329		$32,526		$44,487

Adjusted EBITDA	$58,145		$49,319		$67,681

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	31.1%		31.1%		29.4%

Net Debt Plus Preferred / Total Market Capitalization	57.5%		58.6%		56.3%

Net Debt Less Securities / Total Market Capitalization	25.3%		22.9%		21.7%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	51.6%		50.4%		48.6%

Interest Coverage	4.1	x	3.4	x	3.5	x

Fixed Charge Coverage	1.5	x	1.5	x	1.5	x

Net Debt / Adjusted EBITDA	5.8	x	6.7	x	6.6	x

Net Debt Less Securities / Adjusted EBITDA	4.7	x	4.9	x	4.9	x

Net Debt Plus Preferred / Adjusted EBITDA	10.8	x	12.6	x	12.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	9.7	x	10.8	x	10.8	x

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Nine Months Ended		Year Ended
	9/30/2020	9/30/2019	12/31/2019
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$479,124	$379,102	$377,045
Unamortized Debt Issuance Costs	(6,748)	(3,618)	(3,387)
Mortgages, Net of Unamortized Debt Issuance Costs	$472,376	$375,484	$373,658
Loans Payable:
Unsecured Line of Credit	$15,000	$5,000	$15,000
Other Loans Payable	19,853	71,841	69,044
Total Loans Before Unamortized Debt Issuance Costs	34,853	76,841	84,044
Unamortized Debt Issuance Costs	(270)	(360)	(358)
Loans, Net of Unamortized Debt Issuance Costs	$34,583	$76,481	$83,686

Total Debt, Net of Unamortized Debt Issuance Costs	$506,959	$451,965	$457,344

% Fixed/Floating
Fixed	93.4%	84.5%	82.2%
Floating	6.6%	15.5%	17.8%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.81%	4.14%	4.14%
Loans Payable	3.06%	3.82%	3.69%
Total Average	3.76%	4.09%	4.06%

Weighted Average Maturity (Years)
Mortgages Payable	6.3	6.2	6.0

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
Millions
$300
$250
$200
$150
$100
$50
$-
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Thereafter
Mortgages
Loans

As of 9/30/20:

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2020	$-0-	$13,079		$13,079	2.5%
2021	2,088	117		2,205	0.4%
2022	19,520	21,568	(1)	41,088	8.0%
2023	65,673	89		65,762	12.8%
2024	-0-	-0-		-0-	0.0%
Thereafter	391,843	-0-		391,843	76.3%

Total Debt Before Unamortized Debt Issuance Cost	479,124	34,853		513,977	100.0%

Unamortized Debt Issuance Cost	6,748	270		7,018

Total Debt, Net of Unamortized Debt Issuance Costs	$472,376	$34,583		$506,959

(1) Includes $15 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one-year option.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020*	85,161	4,481	-0-	4,481

		$56,619	$18,669	$75,288

*For the nine months ended September 30, 2020.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	9/30/2020	9/30/2019	% Change

Communities	124	122	1.6%
Developed Sites	23,428	23,009	1.8%
Occupied	19,907	18,963	5.0%
Occupancy %	85.0%	82.4%	260 bps
Total Rentals	8,078	7,280	11.0%
Occupied Rentals	7,707	6,724	14.6%
Rental Occupancy %	95.4%	92.4%	300 bps
Monthly Rent Per Site	$455	$443	2.7%
Monthly Rent Per Home Rental Including Site	$781	$760	2.8%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,997	3,411	85.3%	$410	1,630	1,534	94.1%	$777
Maryland	1	77	10	67	62	59	95.2%	$540	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	622	84.1%	$449	264	242	91.7%	$782
New Jersey	4	349	187	162	1,006	963	95.7%	$641	45	45	100.0%	$949
New York	8	638	329	309	1,339	1,139	85.1%	$544	431	415	96.3%	$912
Ohio	36	1,781	1,315	466	6,727	5,555	82.6%	$407	2,359	2,272	96.3%	$724
Pennsylvania	51	2,175	1,814	361	7,781	6,514	83.7%	$473	2,511	2,399	95.5%	$801
Tennessee	7	413	321	92	1,776	1,644	92.6%	$466	838	800	95.5%	$809
Total as of
September 30, 2020	124	6,690	4,999	1,691	23,428	19,907	85.0%	$455	8,078	7,707	95.4%	$781

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.
(2) Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	12

Same Property Statistics

(dollars in thousands except footnotes) (unaudited)

	For Three Months Ended				For Nine Months Ended
	9/30/2020	9/30/2019	Change	% Change	9/30/2020	9/30/2019	Change	% Change
Community Net Operating Income

Rental and Related Income	$34,631	$31,900	$2,731	8.6%	$101,040	$93,748	$7,292	7.8%

Community Operating Expenses (1)	14,821	14,357	464	3.2%	43,025	42,734	291	0.7%

Community NOI	$19,810	$17,543	$2,267	12.9%	$58,015	$51,014	$7,001	13.7%

	As of
	9/30/2020	9/30/2019	Change

Total Sites	21,525	21,495	0.1%
Occupied Sites	18,704	17,998	706 sites, 3.9%
Occupancy %	86.9%	83.7%	320 bps
Number of Properties	118	118	N/A
Total Rentals	7,762	7,048	10.1%
Occupied Rentals	7,430	6,576	13.0%
Rental Occupancy	95.7%	93.3%	240 bps
Monthly Rent Per Site	$458	$445	2.9%
Monthly Rent Per Home Including Site	$781	$759	2.9%

Same Property includes all properties owned as of January 1, 2019, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,000 over a prior ten-year period and tree removal costs of $126,000 at two adjacent communities for the nine months ended September 30, 2019.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	13

Acquisition Summary

(dollars in thousands)

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2017	11	1,997	1,333	67%	$63,290	$32	602
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247
2020	2	310	197	64%	$7,840	$25	48

2020 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Camelot Woods	July 24, 2020	PA	147	$3,340	27	56%
Lake Erie Estates	September 21, 2020	NY	163	4,500	21	71%
Total 2020 to Date			310	$7,840	48	64%

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 41.8 million and 41.6 million shares for the three and nine months ended September 30, 2020, respectively, and 40.8 million and 39.8 million for the three and nine months ended September 30, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 426,000 and 348,000 shares for the three and nine months ended September 30, 2020, respectively, and 240,000 and 238,000 shares for the three and nine months ended September 30, 2019, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three and nine months ended September 30, 2020 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2019, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	15

Press Release Dated November 4, 2020

FOR IMMEDIATE RELEASE	November 4, 2020
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER ENDED
SEPTEMBER 30, 2020

FREEHOLD, NJ, November 4, 2020........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended September 30, 2020 of $43.1 million as compared to $37.3 million for the quarter ended September 30, 2019, representing an increase of 16%. Net Loss Attributable to Common Shareholders amounted to $12.8 million or $0.31 per diluted share for the quarter ended September 30, 2020 as compared to Net Income of $5.6 million or $0.14 per diluted share for the quarter ended September 30, 2019. This decrease was due to the change in fair value of our marketable securities. During the quarter, the securities portfolio experienced an unrealized loss of $6.7 million as compared to an unrealized gain of $9.2 million in the prior year period. In addition, the Company called for redemption of all 3.8 million issued and outstanding shares of its 8.0% Series B Preferred Stock and recognized a preferred share redemption charge of $2.9 million related to the original issuance costs.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $4.5 million or $0.11 per diluted share for the quarter ended September 30, 2020 as compared to $5.8 million or $0.14 per diluted share for the quarter ended September 30, 2019. This decrease in FFO is due to the redemption charge of $2.9 million on the Series B Preferred Stock. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $7.4 million or $0.18 per diluted share for the quarter ended September 30, 2020, as compared to $6.0 million or $0.15 per diluted share for the quarter ended September 30, 2019.

A summary of significant financial information for the three and nine months ended September 30, 2020 and 2019 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	September 30,
	2020	2019

Total Income	$43,123	$37,330
Total Expenses	$35,747	$32,387
Increase (Decrease) in Fair Value of Marketable Securities	$(6,739)	$9,234
Net Income (Loss) Attributable to Common Shareholders	$(12,747)	$5,622
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.31)	$0.14
FFO (1)	$4,515	$5,805
FFO (1) per Diluted Common Share	$0.11	$0.14
Normalized FFO (1)	$7,386	$6,011
Normalized FFO (1) per Diluted Common Share	$0.18	$0.15
Diluted Weighted Average Shares Outstanding	41,421	40,754

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	16

	For the Nine Months Ended
	September 30,
	2020	2019

Total Income	$120,780	$108,847
Total Expenses	$100,914	$94,726
Increase (Decrease) in Fair Value of Marketable Securities	$(31,921)	$15,478
Net Income (Loss) Attributable to Common Shareholders	$(42,350)	$5,999
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(1.10)	$0.15
FFO (1)	$17,739	$17,567
FFO (1) per Diluted Common Share	$0.43	$0.44
Normalized FFO (1)	$20,610	$18,148
Normalized FFO (1) per Diluted Common Share	$0.50	$0.46
Diluted Weighted Average Shares Outstanding	41,275	39,830

A summary of significant balance sheet information as of September 30, 2020 and December 31, 2019 is as follows (in thousands):

	September 30, 2020	December 31, 2019

Gross Real Estate Investments	$1,079,426	$1,015,281
Marketable Securities at Fair Value	$85,161	$116,186
Total Assets	$1,094,744	$1,025,453
Mortgages Payable, net	$472,376	$373,658
Loans Payable, net	$34,583	$83,686
Total Shareholders’ Equity	$464,943	$546,339

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2020.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 10%;
●	Increased Community Net Operating Income (“NOI”) by 17%;
●	Improved our Operating Expense ratio by 280 basis points to 44.7%;
●	Increased Same Property NOI by 13%;
●	Increased Same Property Occupancy by 706 sites from 83.7% to 86.9% or 320 basis points;
●	Increased our rental home portfolio by 684 homes to approximately 8,100 total rental homes, representing an increase of 9% from yearend 2019;
●	Increased rental home occupancy by 310 basis points from 92.3% at yearend 2019 to 95.4% at quarter end;
●	Increased Sales of Manufactured Homes by 54%;
●	Acquired two communities containing approximately 310 homesites for a total cost of approximately $7.8 million;
●	Completed the financing of 28 unencumbered communities with Fannie Mae for proceeds of approximately $106 million, with a maturity of 10 years and a 30-year amortization at a fixed rate of 2.62%;
●	Sold 117,000 shares of Common Stock at a weighted average price of $14.54 per share, generating gross proceeds of $1.7 million and net proceeds of $1.5 million, after offering expenses;

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	17

●	Sold 134,000 shares of Series C Preferred Stock at a weighted average price of $24.96 per share and 213,000 shares of Series D Preferred Stock at a weighted average price of $24.78 per share, generating total gross proceeds of $8.6 million and total net proceeds of $8.3 million, after offering expenses;
●	Reduced the weighted average interest rate on our mortgages payable from 4.1% to 3.8% year over year;
●	Reduced our Net Debt to Adjusted EBITDA from 6.6x at year end to 5.8x at quarter end;
●	Subsequent to quarter end, sold 583,000 shares of Series D Preferred Stock at a weighted average price of $24.78 per share through the New Preferred ATM Program, generating gross proceeds of $14.4 million and net proceeds of $14.2 million, after offering expenses; and,
●	Subsequent to quarter end, redeemed all 3.8 million issued and outstanding shares of our 8.0% Series B Cumulative Redeemable Preferred Stock for $96.1 million.”

Mr. Landy further stated, “UMH continues to achieve excellent results despite the COVID-19 pandemic. Normalized FFO for the quarter increased to $0.18 per share representing an increase of 20% over the prior year period.”

“This FFO growth was driven by solid fundamental performance in our core business. Same property occupancy increased 320 basis points to 86.9%. Year over year, we added almost 700 rental homes to our same property portfolio, increasing rental home occupancy to 95.4%. Our improved occupancy paired with reduced expenses resulted in same property NOI growth of 13%. This is the fourth quarter in a row that we have reported double digit same property NOI growth.”

“Our sales results also contributed to our FFO growth. Sales for the quarter were up 54% generating a net profit of $640,000 for the quarter. We continue to experience pent up sales demand.”

“UMH also had a busy quarter on the acquisition front. During the quarter, we closed on the acquisition of two communities containing 310 homesites, with a weighted average occupancy rate of 64%, for approximately $7.8 million. These communities are located in markets where we have experienced excellent demand for both sales and rental units. We anticipate strong returns at these value-add communities as we are able to execute on our long-term business plan.”

“Most importantly, we pioneered two loan products which will allow us to reduce our cost of capital going forward. We closed on the financing of some of our free and clear communities generating proceeds of $106 million at an interest rate of 2.62%. These communities did not previously qualify for GSE financing because of their rental home percentages. The access to low cost debt on properties with significant percentages of rental homes solidifies our business plan. Subsequent to quarter end, we used a portion of this capital to redeem our $95 million of Series B 8% Preferred stock. This redemption will generate over $5 million, or approximately $0.12 per share, of additional FFO annually.

“We also entered into a line of credit utilizing our rental homes and the income derived from them as collateral. The rate on this line is WSJ prime + 25 basis points. Access to low cost debt on rental homes previously did not exist.”

“UMH continues to make strides in all aspects of our business plan. We are pleased that we covered our $0.18 dividend purely on our current operations. The successes that we have had on the financing front will further improve our FFO metrics in 2021.”

UMH Properties, Inc. will host its Third Quarter 2020 Financial Results Webcast and Conference Call on Thursday, November 5, 2020 at 10:00 a.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook on the call.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	18

The Company’s 2020 third quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 5, 2020. It will be available until February 1, 2021 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10147928. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 124 manufactured home communities containing approximately 23,400 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	19

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and nine months ended September 30, 2020 and 2019 are calculated as follows (in thousands except footnotes):

	Three Months Ended		Nine Months Ended
	9/30/20	9/30/19	9/30/20	9/30/19
Net Income (Loss) Attributable to Common Shareholders	$(12,747)	$5,622	$(45,350)	$5,999
Depreciation Expense	10,492	9,390	30,991	27,010
Loss on Sales of Depreciable Assets	31	27	177	36
(Increase) Decrease in Fair Value of Marketable Securities (2)	6,739	(9,234)	31,921	(15,478)
FFO Attributable to Common Shareholders	4,515	5,805	17,739	17,567
Redemption of Preferred Stock	2,871	-0-	2,871	-0-
Non-Recurring Other Expense (3)	-0-	206	-0-	581
Normalized FFO Attributable to Common Shareholders	$7,386	$6,011	$20,610	$18,148

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 41.8 million and 41.6 million shares for the three and nine months ended September 30, 2020, respectively, and 40.8 million and 39.8 million shares for the three and nine months ended September 30, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 426,000 and 348,000 shares for the three and nine months ended September 30, 2020, respectively, and 240,000 and 238,000 shares for the three and nine months ended September 30, 2019, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three and nine months ended September 30, 2020 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended September 30, 2020 and 2019 (in thousands):

	2020	2019
Operating Activities	$50,341	$25,862
Investing Activities	(77,644)	(99,618)
Financing Activities	76,994	79,146

(2)	Represents change in unrealized gain (loss) in marketable securities which is included in the Consolidated Statements of Income (Loss). (Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(3)	Consists of utility billing dispute over a prior 10-year period ($376,000), emergency windstorm tree removal expenses in two adjacent communities ($126,000) and costs associated with acquisitions not completed ($80,00) in 2019.

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UMH Properties, Inc. | Third Quarter FY 2020 Supplemental Information	20